Exhibit 23.8

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in this Amendment No. 2 to the Registration Statement (Form S-4) and related Prospectus of Huntington Bancshares Incorporated and to the incorporation by reference of our report dated February 22, 2016, with respect to the consolidated financial statements of FirstMerit Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Akron, Ohio

April 27, 2016